Exhibit 99.1

media

O2 Media, Inc
Gerald M. Czarnecki
President & Chief Executive Officer

Jim Henderson
Del Global
Chairman of the Board
Steel Partners
203 E. Jefferson St.
Falls Church, VA 22046

Dear Jim:

Please accept this as my resignation from the board of Del Global Technologies effective April 1, 2010. It has been a pleasure serving with you and the other members of the board and I will continue with great interest as a shareholder in your success.

Yours Truly,

/s/ Gerald M. Czarnecki

Gerald M. Czarnecki

2001 West Sample Road ~ Suite #100 ~ Pompano Beach, FL 33064 ~ 954-691-1102 ~ www.O2MediaInc.com